EXHIBIT 4.2

SPECIMEN ORDINARY SHARE CERTIFICATE

CERTIFICATE NUMBER	SHARES

_________

HORIZON SPACE ACQUISITION I CORP.

INCORPORATED UNDER THE LAWS OF CAYMAN ISLANDS

ORDINARY SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP: [__]

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF THE PAR VALUE

OF $0.0001 EACH OF THE ORDINARY SHARES OF

HORIZON SPACE ACQUISITION I CORP.

(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Chairman	Chief Financial Officer

HORIZON SPACE ACQUISITION I CORP.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s memorandum and articles of association, as the same may be amended from time to time, and resolutions of the Board of Directors providing for the issue of ordinary shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

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JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	_________	Custodian	______________
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stocks on the books of the within named Corporation will full power of substitution in the premises.

Dated

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

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Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the liquidation of the trust account upon a failure to consummate a business combination, as described in the prospectus covering the securities or (ii) if the holder seeks to convert his respective stocks or sells them to the Company in a tender offer, in each case in connection with (1) the consummation of a business combination or (2) in connection with an amendment to our amended and restated memorandum and articles of association prior to the consummation of a business combination. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.

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